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                                                                   EXHIBIT 10.21


                                COHO ENERGY, INC.

                        NON-EMPLOYEE DIRECTOR OPTION PLAN

         SECTION 1. PURPOSE; DEFINITIONS.

         (a) The purpose of the Plan is to provide compensation to Non-Employee Directors in the form of Stock Options.

         (b) For purposes of the Plan, the following terms are defined as set forth below:

                  "Board" means the Board of Directors of the Company.

                  "Common Stock" means the common stock, par value $0.01 per share, of the Company.

                  "Company" means Coho Energy, Inc., a Texas corporation.

                  "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time, and any successor thereto.

                  "Fair Market Value" means as of any given date, the mean between the highest and lowest sales prices of the Common Stock reported by The Nasdaq National Market on such date or, if the Common Stock is listed on a national securities exchange, reported on the stock exchange composite tape on such date; or, in either case, if there are no reported sales on such date, on the last day immediately preceding such date on which sales were reported. If the Common Stock is traded over the counter, Fair Market Value shall mean the average of the reported high and low or closing bid and asked prices of the Common Stock on the most recent date on which the Common Stock was traded. If there is no regular public trading market for the Common Stock, the Fair Market Value of the Common Stock shall be determined by the Board in good faith.

                  "Non-Employee Director" means a person who as of any applicable date is a member of the Board and is not an officer or employee of the Company or any subsidiary of the Company.

                  "Participant" means a Non-Employee Director who is granted a Stock Option hereunder.

                  "Plan" means the Coho Energy, Inc. Non-Employee Director Option Plan as set forth herein and as hereinafter amended from time to time.

                  "Stock Option" means a non-qualified option to purchase shares of Common Stock. A Stock Option granted under the Plan shall be an option which does not constitute an incentive stock option within the meaning of Section 422(b) of the Internal Revenue Code of 1986, as amended.

                  "Termination of Directorship" means the date upon which any Participant ceases to be a member of the Board for any reason whatsoever.

         In addition, certain other terms used herein have definitions given to them in the first place in which they are used.


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         SECTION 2. OPTION AGREEMENTS.

         Each Stock Option shall be evidenced by a written agreement in substantially the form attached to the Plan.

         SECTION 3. STOCK SUBJECT TO PLAN.

         Subject to adjustment as provided herein, the total number of shares of Common Stock of the Company available for grant under the Plan while it is in effect shall be 200,000. The shares of Common Stock shall be presently authorized but unissued shares or shares subsequently acquired by the Company and shall include shares representing the unexercised portion of any Stock Option granted under the Plan which expires or terminates without being exercised in full.

         In the event of any merger, reorganization, consolidation, recapitalization, stock dividend, stock split, extraordinary distribution with respect to the Common Stock or other change in corporate structure affecting the Common Stock (a "recapitalization"), the aggregate number of shares of Common Stock reserved for issuance under the Plan shall be appropriately adjusted by the Board and the number and option exercise price of shares of Common Stock subject to outstanding Stock Options shall be adjusted so that each such Stock Option shall thereafter cover the number and class of shares of stock and securities to which the optionee would have been entitled pursuant to the terms of such capitalization, if, immediately prior to the recapitalization, the optionee had been the record holder of the number of shares of Common Stock then covered by such Stock Option; provided, however, that the number of shares subject to any Stock Option shall always be a whole number.

         SECTION 4. ELIGIBILITY.

         Only individuals who are Non-Employee Directors are eligible to be granted Stock Options under the Plan.

         SECTION 5. STOCK OPTIONS.

         (a) Each Non-Employee Director who was serving on the Board of Directors of the Company on August 17, 2000 shall receive, as of such date and without the exercise of the discretion of any person or persons, a Stock Option to purchase 10,000 shares of Common Stock. Each individual becoming a Non-Employee Director after August 17, 2000 shall on the date of his first election receive a Stock Option exercisable for 10,000 shares of Common Stock. Each individual who is a Non-Employee Director as of the August 1 immediately following the date of the last regularly scheduled Board of Directors meeting to be held in each calendar year and without the exercise of the discretion of any person or persons shall automatically be granted Stock Options on such August 1 to purchase 5,000 shares of Common Stock.

         The selection of the Non-Employee Directors to whom Stock Options are to be granted, the timing of such grants, the number of shares subject to any Stock Option, the exercise price of any Stock Option, the periods during which any Stock Option may be exercised and the term of any Stock Option shall be as provided herein, and the Board shall have no discretion as to such matters.

         (b) In the event of any stock split or stock dividend the number of shares of Common Stock to be granted on any date thereafter shall be adjusted by multiplying the applicable grant number in paragraph (a) above by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such stock split or stock dividend, and the denominator of which is the number of such shares of Common Stock outstanding immediately prior to such event.

         (c) In the event that the number of shares of Common Stock available for a future grant under the Plan is insufficient to make all automatic grants required to be made on the given date, then all


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Non-Employee Directors entitled to a grant on such date shall share ratably in the number of Stock Options on shares of Common Stock available for grant under the Plan.

         (d) Stock Options granted under the Plan shall be subject to the following terms and conditions in addition to those set forth above:

                  (i) Option Term. Each Stock Option must be exercised within five years from the date the Stock Option is granted, subject to earlier termination as provided herein.

                  (ii) Option Price. The exercise price of each Stock Option shall be equal to 100% of the Fair Market Value of a share of Common Stock on the date of grant, subject to adjustment pursuant to Section 3.

                  (iii) Exercisability. All Stock Options shall be exercisable in full immediately upon the date of grant.

                  (iv) Method of Exercise. Subject to the provisions of this
         Section 5, Stock Options may be exercised, in whole or in part, at any time during the option term by giving written notice of exercise to the Company specifying the number of shares of Common Stock subject to the Stock Option to be purchased. Such notice shall be accompanied by payment in full of the purchase price by certified or bank check or such other instrument as may be acceptable to the Company. Payment in full or in part may also be made (1) by tendering to the Company shares of Common Stock owned by such person having an aggregate Fair Market Value as of the date of exercise and tender that is not greater than the full option purchase price for the shares with respect to which the Stock Option is being exercised and by paying any remaining amount of the option purchase price as first provided above (however, the Board may, upon confirming that such person owns the number of additional shares of Common Stock being tendered, authorize the issuance of a new certificate for the number of shares of Common Stock being acquired pursuant to the exercise of the Stock Option less the number of shares of Common Stock being tendered upon the exercise and return to such person (or not require surrender of) the certificate for the shares of Common Stock being tendered upon the exercise) or (2) by delivering to the Company a properly executed exercise notice together with irrevocable instructions to a broker to promptly deliver to the Company cash or a check payable and acceptable to the Company to pay the option purchase price; provided that in the event such person chooses to pay the option purchase price as provided above, such person and the broker shall comply with such procedures and enter into such agreements of indemnity and other agreements as the Board shall prescribe as a condition of such payment procedure.

                  No shares of Common Stock shall be issued until full payment therefor has been made. An optionee shall have all of the rights of a stockholder of the Company holding Common Stock (including the right to vote the shares and the right to receive dividends), when the optionee has given written notice of exercise, had paid in full for such shares and has given the representation described in Section 7(a), if applicable.

                  (v) Non-transferability of Stock Options. Except as provided below, no Stock Option shall be transferable by the optionee other than by will or by the laws of descent and distribution or pursuant to a qualified domestic relations order (as defined in Title I of the Employee Retirement Income Security Act of 1974, as amended, or the rules thereunder). Any attempt to transfer, assign, pledge, hypothecate or otherwise dispose of any Stock Option under the Plan or of any right or privilege conferred thereby, contrary to the provisions of the Plan, or


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         the sale or levy or any attachment or similar process upon the rights and privileges conferred thereby, shall be null and void.

                  All Stock Options shall be exercisable, during the optionee's lifetime, only by the optionee or by the guardian or legal representative of the optionee, it being understood that the terms "holder" and "optionee" include the guardian and legal representative of the optionee named in the option agreement, or by any person to whom an option is transferred by will or the laws of descent and distribution or pursuant to a qualified domestic relations order.

                  (vi) Termination of Directorship. Upon a Participant's Termination of Directorship, any Stock Option then held by such Participant (or family transferee) may thereafter be exercised for a period of 12 months from the date of such Termination of Directorship or until the expiration of the stated term of such Stock Option, whichever period is the shorter.

         (e) Any Non-Employee Director shall have the right to elect (i) to decline the grant of a Stock Option under the Plan or (ii) to revoke a previous election to decline the grant of a Stock Option under the Plan, in either event at any time prior to the date such Stock Option would otherwise be granted. A Non-Employee Director who has elected to decline the grant of a Stock Option under the Plan shall not be entitled to any compensation in lieu of such Stock Option.

         SECTION 6. TERM, AMENDMENT AND TERMINATION.

         (a) The Plan will terminate on December 31, 2004. Under the Plan, Stock Options outstanding as of December 31, 2004 shall not be affected or impaired by the termination of the Plan.

         (b) The Board may amend, alter, or discontinue the Plan, but no amendment, alteration or discontinuation shall be made which would (i) impair the rights of an optionee under a Stock Option without the optionee's or recipient's consent, except such an amendment made to cause the Plan to qualify for the exemption provided by Rule 16b-3 promulgated under the Exchange Act, or
(ii) disqualify the Plan from the exemption provided by Rule 16b-3. In addition, no amendment shall be made without the approval of the Company's stockholders to the extent such approval is required by law, and the provisions of Section 5 of the Plan not be materially amended more often than once every six months except to comport with changes in ERISA or the Internal Revenue Code of 1986, as amended.

         SECTION 7. GENERAL PROVISIONS.

         (a) Unless the shares have been registered under the Securities Act of 1933, as amended, each person purchasing or receiving shares of Common Stock pursuant to a Stock Option shall represent to and agree with the Company in writing that such person is acquiring the shares of Common Stock without a view to the distribution thereof. The certificates for such shares of Common Stock shall include an appropriate legend to reflect the restrictions on transfer.

         (b) Nothing contained in the Plan shall prevent the Company from adopting other or additional compensation arrangements for Non-Employee Directors.

         (c) The Plan and all Stock Options awarded and actions taken with respect thereto shall be governed by and construed in accordance with the laws of the State of Texas.

         SECTION 8. EFFECTIVE DATE OF PLAN.

         The Plan was adopted by the Board of Directors at its meeting on August 17, 2000.

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